                                                           Exhibit No. EX-99.j.3

April 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       Re:      GAM Funds, Inc.
                Post-Effective Amendment No. 37
                File No. 811-4062
                         2-92136
                -------------------------------

Dear Sirs:

     As  counsel  for  GAM  Funds,  Inc.,  a  Maryland  corporation  which  is a registered,  open-end investment company (the "Fund"), we represent on behalf of the Fund that the Prospectus and Statement of Additional  Information  contained in Post-Effective  Amendment No. 37 to the Fund's Registration Statement on Form
N-1A (the  "Amendment"),  do not contain  disclosures  which  would  render them ineligible to become effective  pursuant to Rule 485(b) under the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/ Christopher M. Wells
                                                   Christopher M. Wells